Exhibit 99.2

    (Text of graph posted to Ashland Inc.'s website concerning
                        Ashland Distribution's revenue)


                           Monthly Sales ($, Millions)

             2001         2002        2003         2004      2005     2006
            ------       ------      ------      ------     ------   ------

January       242          210         239          247       304      335
February      234          202         231          252       311      328
March         250          210         244          289       342
April         234          227         248          279       328
May           280          231         241          269       329
June          223          213         246          292       329
July          217          219         243          276       295
August        235          226         239          302       334
September     202          215         242          295       343
October       227          240         263          301       333
November      196          210         221          305       334
December      163          188         214          289       300



                     12 Month Rolling Average ($, Millions)

             2001         2002        2003         2004      2005      2006
            ------       ------      ------       ------    ------    ------

January       265          223         218          240       288      326
February      262          220         221          242       293      328
March         258          217         224          245       297
April         255          216         225          248       301
May           255          212         226          250       306
June          249          211         229          254       309
July          246          211         231          257       311
August        242          211         232          262       314
September     237          212         234          267       318
October       234          213         236          270       320
November      230          214         237          277       323
December      225          216         239          283       324